Exhibit 10.2

FIRST AMENDMENT TO CONSTRUCTION AGREEMENT

THIS FIRST AMENDMENT TO CONSTRUCTION AGREEMENT (this “Amendment”) is made and entered into as of July 31, 2015, by and between O.com Land LLC, a Utah limited liability company (“Owner”), and Okland Construction Company, a Utah corporation (“Contractor”), with reference to the following facts:
A.    Owner and Contractor have previously entered into that certain Construction Agreement dated as of October 13, 2014 (the “Agreement”), pursuant to which Contractor has agreed to perform certain preconstruction and construction services in connection with the Project to be located at 7290 S. Grandeur View Way, Midvale, Utah. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.
B.    In accordance with Paragraph II.L of the Agreement, the Guaranteed Maximum Price and the date of Substantial Completion of the entire Work have been established, and Owner and Contractor desire to enter into this Amendment to document the same.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Contractor hereby agree as follows:
1.    Guaranteed Maximum Price. The Guaranteed Maximum Price for the Work, including the Cost of the Work and the Contractor’s Fee, is Sixty Four Million Eight Hundred Forty-Nine Thousand Two Hundred and Eighteen Dollars ($64,849,218). The Guaranteed Maximum Price is based upon the following exhibits, which are attached to this Amendment and shall be deemed to be Contract Documents:
Exhibit A -- Drawings and Specifications
Exhibit B -- Schedule of Values
Exhibit C -- Allowance Items
Exhibit D -- Assumptions and Clarifications
Exhibit E -- Alternate Prices
Exhibit F -- Unit Prices
Exhibit G -- Construction Schedule
2.    Date of Substantial Completion. The date of Substantial Completion for the Work is August 26, 2016.
3.    Counterparts. This Amendment may be executed in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

4.    Effectiveness. The terms, covenants and conditions of the Agreement shall remain in full force and effect, as expressly modified herein.
IN WITNESS WHEREOF, the Owner and Contractor have executed this Amendment as of the date first written above.

OWNER: O.com Land LLC a Utah limited liability company	CONTRACTOR: Okland Construction Company a Utah corporation
By:/s/ Carter Lee	By:/s/ John McEntire
Name:Carter Lee	Name:John McEntire
Title:Manger	Title:Secretary/Treasurer

[Schedules Intentionally Omitted.]